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                                                                    EXHIBIT 10.3


CITY NATIONAL BANK
                                                         LOAN REVISION AGREEMENT
                                (Unsecured or Secured by Personal Property Only)

                                                        Note No. 496-948/# 17182

This Loan Revision Agreement ("Agreement") refers to the loan evidenced by a promissory note ("Note") dated September 7, 1993, as previously revised by that certain Loan Revision Agreement dated July 27, 1994, in favor of City National Bank, a national banking association ("CNB") executed by Western Host Sacramento Partners, a California limited partnership ("Borrower") in the original principal amount of $500,000.00, payable in full on August 3, 1995, subject to any installment maturities in the Note.

The principal balance of the Note as of July 14, 1995, is $208,333.31, on which interest is paid to July 3, 1995.

Each Borrower hereby requests that CNB revise the terms of the Note and that CNB accept payment of the Note at the time, or times, and in the manner following:

Principal shall hereinafter be payable on the third day of each month in fourteen (14) equal, successive installments of $13,888.89 each plus interest, payable with each instalment of principal, commencing August 3, 1995, and continuing up to and including September 3, 1996, with a final installment of $13,888.85 plus unpaid interest due and payable in full on October 3, 1996.

In consideration of CNB's acceptance of the revision of the Note, including the time for payment thereof, all as set forth above, each Borrower does hereby acknowledge and admit to such indebtedness, and further does unconditionally agree to pay such indebtedness together with interest thereon within the time and in the manner as revised in accordance with this Agreement.

This Agreement is a revision of the terms of repayment only, and not a novation; and except as herein provided, all of the terms and conditions of the Note shall remain unchanged and in full force and effect.

When more than one Borrower signs this Agreement, all agree:

         a. That breach of any covenant by any Borrower may, at CNB's option, be treated as a breach by all Borrowers; and

         b. That the liability and obligations of each Borrower are joint and several.

Dated at Encino, California, this 14th day of July, 1995.

WESTERN HOST SACRAMENTO PARTNERS,
a California limited partnership

By:   RONALD A. YOUNG
    ---------------------------------
      Ronald A. Young, General Partner


By:   JOHN F. ROTHMAN
    ---------------------------------
      John F. Rothman, General Partner